Exhibit 99.1

NeoGenomics Reports Revenue of $121 Million
in the Third Quarter
Third-Quarter 2021 Results and Highlights:

•Consolidated revenue of $121 million, comprised of Clinical Services revenue of $102 million and Pharma Services revenue of $19 million
•Consolidated revenue decreased 3% due to the discontinuation of prior year COVID-19 revenue; consolidated revenue increased 12% when excluding prior year COVID-19 revenue
•Announces plan to double its Clinical Services sales and medical affairs teams to further support RaDaR™ and drive the next phase of the Company's growth

Fort Myers, Florida (November 4, 2021) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services and global oncology contract research services, today announced its third-quarter results for the period ended September 30, 2021.
“In the third quarter, our Clinical Services revenue increased 11% when excluding COVID-19 PCR testing revenue in prior year. We also had record bookings for Pharma despite challenges the COVID-19 Delta variant surge presented for our business. These challenges were particularly impactful in our home state of Florida where the related incidence was hardest felt,” said Mark Mallon, CEO of NeoGenomics. “While this dynamic impacted near-term results and our sales teams’ access to clients, we remain excited about our longer-term growth prospects across the company and today we are announcing a major step towards accelerating that growth by sharing our intent to double our sales team to support RaDaR™. It is clear to us that RaDaR™ is a special asset and we are committed to making the investments necessary to realize its sizable Clinical and Pharma market opportunities for minimal residual disease and recurrence testing.”
Third-Quarter Results
Consolidated revenue for the third quarter of 2021 was $121 million, a decrease of 3% over the same period in 2020. Clinical Services revenue of $102 million was a decrease year-over-year of 6%. Excluding COVID-19 PCR testing, Clinical Services revenue increased by 11% year-over-year. Clinical test volume(1) increased by 7% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 4% to $375. Pharma Services revenue increased by 14% to $19 million compared to the third quarter of 2020, primarily due to an increase in revenue related to research studies and informatics.
Consolidated gross profit for the third quarter of 2021 was $47 million, a decrease of 12.6%, compared to the third quarter of 2020. This decrease was the result of the termination of COVID-19 PCR testing, amortization of acquired Inivata developed technology intangibles and higher payroll and payroll-related costs. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets, was 38.9%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 42.9%.
Operating expenses increased by $38 million, or 76%, compared to the third quarter of 2020, which includes significant operating expenses related to 2021 acquisitions of Inivata and Trapelo Health subsidiaries. Operating expenses in the third quarter of 2021 also a included loss contingency for the regulatory matter, legal and strategic deal expenses, higher commissions, and payroll and payroll-related costs to support the Company's strategic growth initiatives, including Informatics and Pharma.
Net loss for the quarter was $20 million compared to net income of $3 million for the third quarter of 2020. The net loss for the third quarter of 2021 includes an $18 million gain related to the acquisition of Inivata Limited, a private limited company incorporated in England and Wales, and respective prior loan receivable. Net loss for the quarter when excluding this gain was $38 million. Adjusted Net Loss(2) was $10 million compared to Adjusted Net Income(2) of $7 million in the third quarter of 2020.
Adjusted EBITDA(2) was negative $3 million compared to positive $17 million in the third quarter of 2020, which includes negative Adjusted EBITDA of $9 million attributable to Inivata and Trapelo Health. COVID-19 PCR testing contributed significant Adjusted EBITDA in the third quarter of 2020.
Cash and cash equivalents, including restricted cash, and marketable securities totaled $546 million at quarter end. Days sales outstanding (“DSO”) was 80 days at the end of the third quarter of 2021.
Operational Updates
The Company’s data generation efforts in our Inivata subsidiary continued to progress during the quarter and the Company presented new data in early breast cancer at the European Society for Medical Oncology (ESMO) Congress, highlighting RaDaR™ as a highly sensitive, personalized assay for the detection of residual disease and recurrence. Additionally, in October the Company announced clinical collaborations with Princess Margaret Cancer Center in Toronto, Canada for the use of RaDaR™ and InVisionFirst-Lung™ in two separate prospective lung cancer studies.
To further support the upcoming clinical launch of RaDaR™ as well as support InVisionFirst-Lung™, the Company today also announced plans to double the size of its Clinical Services sales team through the addition of 50 Precision Medicine Managers as well as plans to hire an additional 10 Medical Science Liaisons.
Additionally, during the third quarter NeoGenomics began transitioning its Fort Myers operations into our new headquarters and laboratory facility and has successfully moved its administrative functions into the new space. The laboratory operations will be transitioning into the new facility over the upcoming months, which provides significant additional capacity for future growth.
2021 Financial Outlook
The Company revised its full-year 2021 guidance, initially issued on May 5, 2021.

(in millions)	Initial Guidance(3)	Revised Guidance
Consolidated revenue	$490 - $510	$482.5 - $487.5
Net (loss) income	$(70) - $(65)	$(0.8) - $4.2
Adjusted EBITDA	$10 - $15	$(2.5) - $2.5

Please refer to the tables reconciling forecasted Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Diluted EPS to their closest generally accepted accounting principles (“GAAP”) equivalent in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”
The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________
(1) Clinical tests exclude requisitions, tests, revenue and costs for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Diluted EPS, Adjusted Cost of Revenue, Adjusted Gross Profit, and Adjusted Gross Profit Margin. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) Due to the issue date of initial guidance, these ranges excluded the impact of amortization of 2021 acquired Inivata developed technology intangible assets and the impact of the net gain on investment in and loan receivable from non-consolidated affiliate upon acquisition.

Conference Call
The Company has scheduled a webcast and conference call to discuss their third quarter results on Thursday, November 4, 2021 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EST on November 18, 2021, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 43244. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the webcast will be available until 08:30 AM EDT on November 4, 2022.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development. We routinely post information that may be important to investors, including copies of our Company Overview Presentation, on the Investors section of our website at http://ir.neogenomics.com/.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics strives to adhere to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to seek to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements generally can be identified by the use of words such as “anticipate,” expect,” plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project, “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including the Company’s 2021 financial outlook. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions, including the Inivata acquisition, and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021, as such information has been updated in subsequent SEC filings. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.
Forward-looking statements speak only as of the date such statements are made (unless another date is indicated) and should not be relied upon as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com

Charlie Eidson
Director, Investor Relations and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Cash and cash equivalents	$340,565	$228,713
Marketable securities, at fair value	202,144	67,546
Accounts receivable, net	104,964	106,843
Inventories	21,834	29,526
Prepaid assets	14,618	11,547
Assets held for sale	10,050	—
Other current assets	15,755	4,555
Total current assets	709,930	448,730
Property and equipment (net of accumulated depreciation of $112,185 and $92,895, respectively)	107,172	85,873
Operating lease right-of-use assets	102,310	45,786
Intangible assets, net	450,802	120,653
Goodwill	525,802	211,083
Restricted cash	3,161	21,919
Investment in non-consolidated affiliate	—	29,555
Prepaid lease asset	—	20,229
Other assets	7,210	4,503
Total non-current assets	$1,196,457	$539,601
TOTAL ASSETS	$1,906,387	$988,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$84,185	$65,375
Current portion of equipment financing obligations	1,564	2,841
Current portion of operating lease liabilities	6,988	4,967
Total current liabilities	92,737	73,183
Convertible senior notes, net	531,779	168,120
Operating lease liabilities	72,336	42,296
Deferred income tax liabilities, net	57,706	5,415
Other long-term liabilities	14,584	5,023
Total long-term liabilities	676,405	220,854
TOTAL LIABILITIES	$769,142	$294,037

TOTAL STOCKHOLDERS’ EQUITY	$1,137,245	$694,294
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,906,387	$988,331

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NET REVENUE:
Clinical Services	$102,227	$108,733	$300,119	$275,599
Pharma Services	19,113	16,711	58,478	42,852
Total revenue	121,340	125,444	358,597	318,451

COST OF REVENUE	74,101	71,379	216,794	190,011

GROSS PROFIT	47,239	54,065	141,803	128,440
Operating expenses:
General and administrative	63,839	36,128	158,953	107,085
Research and development	7,409	1,964	13,360	6,129
Sales and marketing	15,704	11,304	46,677	34,757
Total operating expenses	86,952	49,396	218,990	147,971
(LOSS) INCOME FROM OPERATIONS	(39,713)	4,669	(77,187)	(19,531)
Interest expense, net	1,296	2,458	3,375	4,825
Other income, net	(89)	(11)	(431)	(7,639)
Gain on investment in and loan receivable from non-consolidated affiliate, net	(17,750)	—	(109,260)	—
Loss on extinguishment of debt	—	—	—	1,400
Loss on termination of cash flow hedge	—	—	—	3,506
(Loss) income before taxes	(23,170)	2,222	29,129	(21,623)
Income tax benefit	(2,822)	(335)	(4,283)	(10,378)
NET (LOSS) INCOME	$(20,348)	$2,557	$33,412	$(11,245)

Adjustment to net (loss) income for convertible notes in diluted EPS(4)
NET (LOSS) INCOME	(20,348)	2,557	33,412	(11,245)
Convertible note accretion, amortization, and interest, net of tax	—	1,975	—	—
NET (LOSS) INCOME USED IN DILUTED EPS	$(20,348)	$4,532	$33,412	$(11,245)

NET (LOSS) INCOME PER SHARE
Basic	$(0.17)	$0.02	$0.28	$(0.10)
Diluted	$(0.17)	$0.04	$0.28	$(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	122,559	110,461	119,087	107,605
Diluted	122,559	119,191	121,356	107,605
(4) This adjustment compensates for the effects of the if-converted impact of convertible notes in net income. Since an entity using the if-converted method assumes that a convertible debt instrument was converted into common shares at the beginning of the reporting period, net income is adjusted to reverse any recognized interest expense (including any amortization of discounts).

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$33,412	$(11,245)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	21,807	18,705
Amortization of intangibles	14,683	7,387
Non-cash stock-based compensation	12,396	7,536
Non-cash operating lease expense	6,167	6,365
Gain on investment in and loan receivable from non-consolidated affiliate, net	(109,260)	—
Amortization of convertible debt discount and debt issue costs	2,037	2,843
Loss on debt extinguishment	—	1,400
Loss on termination of cash flow hedge	—	3,506
Write-off of COVID-19 PCR testing inventory and equipment	6,061	—
Other non-cash items	997	371
Changes in assets and liabilities, net	4,753	(41,393)
Net cash used in operating activities	(6,947)	(4,525)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(180,961)	(53,396)
Proceeds from sales and maturities of marketable securities	44,736	3,000
Purchases of property and equipment	(52,155)	(17,591)
Business acquisitions, net of cash acquired	(419,404)	(37,000)
Loan receivable from non-consolidated affiliate	(15,000)	—
Investment in non-consolidated affiliate	—	(25,600)
Net cash used in investing activities	(622,784)	(130,587)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(2,537)	(4,331)
Repayment of term loan	—	(97,540)
Cash flow hedge termination	—	(3,317)
Issuance of common stock, net	12,110	10,761
Proceeds from issuance of convertible debt, net of issuance costs	334,410	194,466
Premiums paid for capped call confirmations	(29,291)	—
Proceeds from equity offerings, net of issuance costs	408,133	127,293
Net cash provided by financing activities	722,825	227,332
Net change in cash, cash equivalents and restricted cash	93,094	92,220
Cash, cash equivalents and restricted cash, beginning of period	250,632	173,016
Cash, cash equivalents and restricted cash, end of period	$343,726	$265,236

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$340,565	$233,233
Restricted cash, non-current	3,161	32,003
Total cash, cash equivalents and restricted cash	$343,726	$265,236

Use of Non-GAAP Financial Measures
The financial results and financial guidance include the use of certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. Management believes that these non-GAAP financial measures may assist investors in evaluating the operating results and future prospects. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the recorded costs against its net revenue. In addition, the definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, (vii) new headquarters moving expenses, (viii) gain on investment in and loan receivable from non-consolidated affiliate, net, (ix) loss contingency for regulatory matter, and (x) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired Inivata developed technology intangibles, and (ii) the write-off of COVID-19 PCR testing inventory equipment. “adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue. “Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) new headquarters moving expenses, (vi) gain on investment in and loan receivable from non-consolidated affiliate, net, (vii) loss contingency for regulatory matter, and (viii) other significant or non-operating (income) or expenses. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income (GAAP)	$(20,348)	$2,557	$33,412	$(11,245)
Adjustments to net (loss) income:
Interest expense, net	1,296	2,458	3,375	4,825
Income tax benefit	(2,822)	(335)	(4,283)	(10,378)
Amortization of intangibles	8,474	2,468	14,683	7,387
Depreciation	8,178	6,528	21,807	18,705
EBITDA (non-GAAP)	$(5,222)	$13,676	$68,994	$9,294
Further adjustments to EBITDA:
Acquisition and integration related expenses	1,533	446	13,345	1,852
Write-off of COVID-19 PCR testing inventory and equipment	—	—	6,061	—
New headquarters moving expenses	775	—	1,143	—
Non-cash stock-based compensation expense	5,237	2,715	12,396	7,536
Gain on investment in and loan receivable from non-consolidated affiliate, net	(17,750)	—	(109,260)	—
Loss contingency for regulatory matter	10,500	—	10,500	—
Other significant expenses (income), net(5)	1,814	(105)	2,445	(2,100)
Adjusted EBITDA (non-GAAP)	$(3,113)	$16,732	$5,624	$16,582

(5) Other significant expenses (income), net, includes strategic deal costs, CEO transition costs, reimbursements received related to the CARES Act, cash flow hedge termination fees, debt retirement fees, and certain non-recurring items.

Reconciliation of GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited)
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Total revenue (GAAP)	$121,340	$125,444	(3.3)%	$358,597	$318,451	12.6%

Cost of revenue (GAAP)	$74,101	$71,379	3.8%	$216,794	$190,011	14.1%
Adjustments to cost of revenue(6)	(4,824)	—		(10,853)	—
Adjusted cost of revenue (non-GAAP)	$69,277	$71,379	(2.9)%	$205,941	$190,011	8.4%

Gross profit (GAAP)	$47,239	$54,065	(12.6)%	$141,803	$128,440	10.4%
Adjusted gross profit (non-GAAP )	$52,063	$54,065	(3.7)%	$152,656	$128,440	18.9%

Gross profit margin (GAAP)	38.9%	43.1%		39.5%	40.3%
Adjusted gross profit margin (non-GAAP)	42.9%	43.1%		42.6%	40.3%
(6) Cost of revenue adjustment for the three months ended September 30, 2021 includes $4.8 million of amortization of acquired Inivata developed technology intangible assets. Cost of revenue adjustments for the nine months ended September 30, 2021 includes $5.6 million of amortization of acquired Inivata developed technology intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory.

Reconciliation of GAAP (Loss) Income to Non-GAAP Adjusted Net (Loss) Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjustment to net (loss) income for convertible notes in diluted EPS
Net (loss) income (GAAP)	$(20,348)	$2,557	$33,412	$(11,245)
Adjustments to net (loss) income, net of tax:
Amortization of intangibles	8,474	1,949	14,683	5,836
Acquisition and integration related expenses	1,533	353	13,345	1,463
Write-off of COVID-19 PCR testing inventory and equipment	—	—	6,061	—
New headquarters moving expenses	775	—	1,143	—
Non-cash stock-based compensation expense	5,237	2,185	12,396	6,233
Gain on investment in and loan receivable from non-consolidated affiliate, net	(17,750)	—	(109,260)	—
Loss contingency for regulatory matter	10,500	—	10,500	—
Other significant expenses (income), net(7)	1,814	(83)	2,445	(1,659)
Adjusted net (loss) income (non-GAAP)	$(9,765)	$6,961	$(15,275)	$628

Net (loss) income per common share (GAAP)
Diluted EPS	$(0.17)	$0.04	$0.28	$(0.10)
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.07	0.02	0.12	0.05
Acquisition and integration related expenses	0.01	—	0.11	0.01
Write-off of COVID-19 PCR testing inventory and equipment	—	—	0.05	—
New headquarters moving expenses	0.01	—	0.01	—
Non-cash stock-based compensation expense	0.04	0.02	0.10	0.06
Gain on investment in and loan receivable from non-consolidated affiliate, net	(0.14)	—	(0.90)	—
Loss contingency for regulatory matter	0.09	—	0.09	—
Other significant expenses (income), net(7)	0.01	—	0.02	(0.02)
Rounding and impact of diluted shares in adjusted diluted shares(8)	—	(0.02)	(0.01)	0.01
Adjusted diluted EPS (non-GAAP)	$(0.08)	$0.06	$(0.13)	$0.01

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	122,559	119,191	121,356	107,605
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—	(2,269)	—
Adjusted diluted shares outstanding (non-GAAP)	122,559	119,191	119,087	107,605
(7) Other significant expenses (income), net, includes strategic deal costs, CEO transition costs, reimbursements received related to the CARES Act, cash flow hedge termination fees, debt retirement fees, and certain non-recurring items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited)
(In thousands, except per share amounts)

GAAP net (loss) income in 2021 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) non-cash stock based compensation, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) gain on investment in and loan receivable from non-consolidated affiliate, net, (vi) loss contingency for regulatory matter, and (vii) other one-time expenses. These charges have been included in GAAP net (loss) income available to common shareholders and GAAP net (loss) income per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.

The following table reconciles the Company's 2021 outlook for net loss (income) and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA and adjusted diluted EPS:

	For the Year Ended December 31, 2021
	Low Range	High Range
Net (loss) income (GAAP)	$(800)	$4,200
Amortization of intangibles	24,000	24,000
Non-cash, stock-based compensation	18,000	18,000
Acquisition and integration related expenses	14,000	14,000
Write-off of COVID-19 PCR testing inventory and equipment	6,100	6,100
Gain on investment in and loan receivable from non-consolidated affiliate, net	(109,300)	(109,300)
Loss contingency for regulatory matter	10,500	10,500
Other one-time expenses	3,000	3,000
Adjusted net loss (non-GAAP)	$(34,500)	$(29,500)
Interest and taxes	1,000	1,000
Depreciation	31,000	31,000
Adjusted EBITDA (non-GAAP)	$(2,500)	$2,500

Net (loss) income per diluted common share (GAAP)	$(0.01)	$0.04
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.20	0.20
Non-cash, stock based compensation expenses	0.15	0.15
Acquisition and integration related expenses	0.12	0.12
Write-off of COVID-19 PCR testing inventory and equipment	0.05	0.05
Gain on investment in and loan receivable from non-consolidated affiliate, net	(0.91)	(0.91)
Loss contingency for regulatory matter	0.09	0.09
Other one-time expenses	0.03	0.03
Rounding and impact of diluted shares in adjusted diluted shares(11)	(0.01)	(0.02)
Adjusted diluted EPS (non-GAAP)(12)	$(0.29)	$(0.25)

Weighted average assumed shares outstanding in 2021:
Diluted common shares (GAAP)	120,000	120,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	120,000	120,000

(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Clinical Services:
Revenue	$102,227	$108,733	(6.0)%	$300,119	$275,599	8.9%
Cost of revenue(13)	59,560	60,607	(1.7)%	178,358	158,287	12.7%
Gross profit	$42,667	$48,126	(11.3)%	$121,761	$117,312	3.8%
Gross profit margin	41.7%	44.3%		40.6%	42.6%

Pharma Services:
Revenue	$19,113	$16,711	14.4%	$58,478	$42,852	36.5%
Cost of revenue	14,541	10,772	35.0%	38,436	31,724	21.2%
Gross profit	$4,572	$5,939	(23.0)%	$20,042	$11,128	80.1%
Gross profit margin	23.9%	35.5%		34.3%	26.0%

(13) Clinical Services cost of revenue for the three months ended September 30, 2021 includes $4.3 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue for the nine months ended September 30, 2021 includes $5 million of amortization of acquired Inivata developed technology intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory. Pharma Services cost of revenue for the three and nine months ended September 30, 2021 includes $0.5 million of amortization of acquired Inivata developed technology intangible assets.

Supplemental Information
Clinical(17) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Clinical(14):
Requisitions (cases) received	159,625	147,518	8.2%	473,898	406,250	16.7%
Number of tests performed	272,732	255,458	6.8%	815,008	710,678	14.7%
Average number of tests/requisitions	1.71	1.73	(1.2)%	1.72	1.75	(1.7)%

Average revenue/requisition	$640	$622	2.9%	$630	$632	(0.3)%
Average revenue/test	$375	$359	4.5%	$366	$361	1.4%

Average cost/requisition	$347	$342	1.5%	$349	$361	(3.3)%
Average cost/test	$203	$197	3.0%	$203	$206	(1.5)%

(14) Clinical tests exclude requisitions, tests, revenue and costs of revenue for Pharma Services, COVID-19 PCR tests and the amortization for acquired Inivata developed technology intangible assets.